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                                                                    EXHIBIT 23.1

[JAFFE RAITT HEUER & WEISS LETTERHEAD]



                               February 11, 2000



Mr. Jeffrey S. Williams
President
Genomic Solutions Inc.
4355 Varsity Drive
Ann Arbor, Michigan  48108



         Re:  Consent of Jaffe Raitt Heuer & Weiss, P.C.

Dear Mr. Williams:

         We hereby consent to the use of this firm's name wherever it appears in Genomic Solutions Inc.'s Form S-1 Registration Statement to be dated February 11, 2000.

                               Very truly yours,

                           JAFFE RAITT HEUER & WEISS
                            Professional Corporation



                                /s/  Peter Sugar
                                -------------------
                                     Peter Sugar
PS/avm



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